                                                                  Exhibit 3i


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 TENNANT COMPANY


          I, the undersigned, Roger L. Hale, the President and Chief Executive Officer of Tennant Company, a Minnesota corporation (the "Company"), do hereby certify that the Restated Articles of Incorporation of the Company were duly adopted by the Board of Directors of the Company pursuant to Chapter 302A.135, Subd. 5 of the Minnesota Statutes (by amendment and restatement of the Restated Articles of Incorporation, as amended, in effect prior to the filing of these Articles of Amendment) to read in their entirety as set forth in Appendix A attached hereto. I further certify that the Restated Articles of Incorporation, as so adopted are set forth in Appendix A attached hereto, merely restate (and correctly set forth without change) the Restated Articles of Incorporation in effect prior to the filing of these Articles of Amendment, as previously amended.

     IN WITNESS WHEREOF, I have subscribed my name hereto this 8th day of August, 1989.

                                    TENNANT COMPANY


                                     /s/ Roger L. Hale
                                    ------------------------
                                    Roger L. Hale, President
                                    and Chief Executive Officer

                                                                      APPENDIX A


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 TENNANT COMPANY


                                    ARTICLE I

     The name of this Corporation is Tennant Company.

                                   ARTICLE II

     The registered office of this Corporation is located at 701 North Lilac Drive, Minneapolis, Minnesota 55422.


                                   ARTICLE III

     This Corporation is authorized to issue an aggregate of 11,000,000 shares, 10,000,000 of which shall be designated as Common Stock, having a par value of $0.375 per share, and 1,000,000 of which shall be designated as Preferred Stock, having a par value of $.02 per share. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.

                                   ARTICLE IV

     No shareholder of this Corporation shall have any cumulative voting rights.

                                    ARTICLE V

     No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase, or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                   ARTICLE VI

     Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                   ARTICLE VII

     (a) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the Corporation shall be required for (1) the approval or authorization of any "Related Person Business Transaction" (as hereinafter defined) involving the Corporation or (2) the approval or authorization by the Corporation, in its capacity as a shareholder, of any Related Person Business Transaction involving a "Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such two-thirds voting requirement shall not be applicable if:

          (i) The "Continuing Directors" (as hereinafter defined) of the Corporation by a two-thirds vote (A) have expressly approved in advance the acquisition of outstanding voting shares of the Corporation that caused each "Related Person" (as hereinafter defined) involved in the Related Person Business Transaction to become a Related Person or (B) have expressly approved the Related Person Business Transaction; or

          (ii) The Related Person Business Transaction is solely between the Corporation and another corporation, one hundred percent of the voting shares of which is owned directly or indirectly by the Corporation; or

          (iii) The Related Person Business Transaction is a merger or exchange and the cash or fair market value of the property, securities, or other consideration to be received per share by holders of Common Stock of the Corporation in the Related Person Business Transaction is not less than the highest per-share consideration (with appropriate adjustments to reflect any recapitalization, reclassification, stock split, reverse stock split, stock dividend, and like distributions) paid by any Related Person involved in the Related Person Business Transaction in acquiring any of the Corporation's Common Stock;

          (b)  For the purposes of this Article VII:

          (i) The term "Related Person Business Transaction" shall mean (A) any merger of the Corporation or a "Subsidiary" (as hereinafter defined) with or into a Related Person, (B) any exchange of shares of the Corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the Corporation entitled to vote or the affirmative vote of the Corporation, in its capacity as a shareholder of the Subsidiary, (C) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary to or with a Related Person,

(D) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the Corporation or a Subsidiary, (E) the issuance of any securities of the Corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary to a Related Person, (F) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, (G) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation at the time the Corporation has a Related Person, and (H) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.


          (ii) The term "Related Person" shall mean and include (A) any person or entity which, together with its Affiliates and Associates (both as hereinafter defined), "beneficially owns" (as defined on March 1, 1983, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding voting shares of the Corporation, provided that notwithstanding anything stated therein, any shares of capital stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant, or option, or otherwise shall be deemed beneficially owned by the Related Person and (B) any Affiliate or Associate of any such person or entity.


          (iii) The term "Affiliate" shall mean, in the case of a specified person or entity, a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          (iv) The term "Associate," used to indicate a relationship with a specified person or entity, shall mean (A) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (B) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified entity or any of its parents or subsidiaries.

          (v) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

          (vi) The term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public shareholders in the event of a Related Person Business Transaction in which the Corporation is the surviving Corporation.

          (vii) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class which are owned by the Corporation, by another Subsidiary, or in the aggregate by the Corporation and one or more of its Subsidiaries.

          (viii) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Corporation either on March 1, 1983, or immediately prior to the time that any Related Person involved in the Related Person Business Transaction in question became a Related Person; provided that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

          (ix) The term "voting shares" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

          (c) The provisions set forth in this Article VII, including this paragraph (c), may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the Corporation.


                                  ARTICLE VIII

     No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article shall not eliminate or limit the liability of a Director to the extend provided by applicable law:

          (i) for any breach of the Director's duty or loyalty to the Corporation or its Shareholders.

          (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

          (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes.

          (iv) for any transaction from which the Director derived an improper benefit, or

          (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE IX

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than eleven persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Article IX; provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding Voting Shares (as defined in Article VII), voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

     At the 1989 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1990, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding Voting Shares, voting together as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, any other vacancy occurring in the Board of Directors may be filled by a majority of the

Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director' predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of these Articles of Incorporation, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms.


     No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.


     Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding Voting Shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX.

                               ARTICLES OF MERGER
                                       OF
                               TENNANT TREND, INC.
                                  WITH AND INTO
                                 TENNANT COMPANY

     Pursuant to Sections 302A.621 and 302A.651 of the Minnesota Business Corporation Act (the "Act"), the undersigned officers of Tennant Company, a Minnesota corporation ("Tennant") and the holder of all of the issued and outstanding stock of Tennant Trend, Inc., a New York corporation ("Trend"), hereby execute and file these Articles of Merger:

          1. The Plan of Merger, which has been duly adopted by the Executive Committee of the Board of Directors of Tennant, acting pursuant to authority duly delegated by the Board of Directors of Tennant, is attached hereto as Exhibit A.

          2. The number of outstanding shares of each class and series of capital stock of Trend and the number of such shares owned of record by Tennant are as follows:


   Designation of                 Number of                 Number of Shares
  Class and Series            Outstanding Shares            Owned by Tennant
  ----------------            ------------------            ----------------

 Common Stock, no par value         150                           150


Dated this 13th day of April 1990

                                        TENNANT COMPANY



                                       By  /s/ Roger L. Hale
                                          ---------------------------------
                                          Its President and Chief Executive
                                               Officer

                                      And  /s/ Janet M. Dolan
                                          ---------------------------------
                                          Its Secretary

                                 PLAN OF MERGER


          Plan of Merger dated as of April 13, 1990, providing for the merger of TENNANT TREND, INC., a New York corporation ("Trend"), and TENNANT COMPANY, a Minnesota corporation ("Tennant") (Trend and Tennant are hereinafter sometimes collectively referred to as the "Constituent Corporations" and each as a "Constituent Corporation").

                                   WITNESSETH:

          WHEREAS, the authorized capital stock of Trend consists of 200 shares of common stock, without par value ("Common Stock"), of which 150 shares have been issued to Tennant and are outstanding as of the date hereof, constituting all of the issued and outstanding shares of capital stock of Trend; and

          WHEREAS, the Executive Committee of the Board of Directors of Tennant, acting pursuant to authority duly delegated by the Board of Directors of Tennant, has determined that it is desirable and in the best interests of Tennant that Trend be merged with and into Tennant (the "Merger") on the terms and conditions hereinafter set forth and in accordance with applicable provisions of the laws of the States of Minnesota and New York that permit such Merger.

          NC.., THEREFORE, the Executive Committee of the Board of Directors of Tennant has, by resolutions duly adopted, approved this Plan of Merger (the "Plan"), as follows:

                                    Exhibit A

     1.   THE MERGER.

     Trend shall be merged with and into Tennant, in accordance with the terms of the Plan and the applicable provisions of the Minnesota Business Corporation Act and the New York Business Corporation Law, and Tennant shall be the surviving corporation (the "Surviving Corporation").

     2.   EFFECTIVE TIME.

     Articles of Merger (the "Articles") shall be delivered to the Secretary of State of the State of Minnesota for filing pursuant to the laws of the State of Minnesota and a Certificate of Merger (the "Certificate") shall be delivered to the Department of State of the State of New York for filing pursuant to the laws of the State of New York. The Merger shall become effective upon the later of the filing of the Articles with the Secretary of State of the State of Minnesota or the Certificate by the Department of State of the State of New York (the "Effective Time").

     3.   ARTICLES OF INCORPORATION.

     The Articles of Incorporation of Tennant in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation at the Effective Time.

     4.   BY-LAWS

     The By-Laws of Tennant in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation at the Effective Time

     5.   BOARD OF DIRECTORS AND OFFICERS.

          The directors and officers of Tennant immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

     6.   CANCELLATION OF SHARES.

     The manner and basis of canceling the shares of Common Stock of Trend shall be as follows:

     (a) Each share of Common Stock of Trend issued and outstanding immediately prior to the Effective Time shall be canceled, null and void and cease to exist as of the Effective Time, and no securities of the Surviving Corporation or any other corporation, or any money or other property shall be issued in exchange therefor.

     (b) As soon as practicable after the Effective Time, Trend shall surrender to the Surviving Corporation all certificates representing issued and outstanding shares of Common Stock of Trend immediately prior to the Effective Time, and upon such surrender such certificates shall be marked "Canceled" and retained in the stock records of Trend by the secretary of the Surviving Corporation.

     7.   EFFECT OF MERGER.

     At the Effective Time, the separate existence of Trend shall cease and Trend shall be merged with and into the Surviving Corporation. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers, purposes and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all the duties, liabilities and obligations of each of the Constituent Corporations, and all and singular, the rights, privileges, immunities, powers, purposes and franchises of each of the

Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including subscriptions to shares, and all causes of action, choices in action and every other interest of or belonging to or due to each of the Constituent Corporations and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; and all property, rights, privileges, immunities, powers, purposes and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate or any interest therein, vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors, all liens upon any property of either of the Constituent Corporations and all liabilities, obligations and penalties due or to become due, all claims or demands for any cause existing against either of the Constituent Corporations, or any shareholder, officer or director thereof shall be preserved unimpaired and shall not be released by reason of the Merger; and all debts, duties, liabilities, obligations and penalties and all actions or proceedings, whether civil or criminal, then pending by or against either of the Constituent Corporations, or any shareholder, officer or director thereof shall thenceforth attach to the Surviving Corporation, and may be enforced, prosecuted, settled or compromised against the Surviving Corporation to the same extent as if said debts, duties, liabilities, obligations and penalties and actions or proceedings had been incurred or contracted by the Surviving Corporation and the Surviving Corporation may be substituted in such action or proceeding in place of either of the Constituent Corporations.

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 TENNANT COMPANY



          I, Janet M. Dolan, the Vice President, General Counsel and Secretary of Tennant Company, a Minnesota corporation, do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 302A.437 of the Minnesota Statutes by the shareholders of said corporation, at a duly held meeting on May 7, 1992.

     RESOLVED, that Article III of the Restated Articles of Incorporation of Tennant Company be and hereby is amended to read in its entirety as follows:

                                  ARTICLE III

          This Corporation is authorized to issue an aggregate of 16,000,000 shares, 15,000,000 of which shall be designated as Common Stock, having a par value of $0.375 per share, and 1,000,000 of which shall be designated as Preferred Stock, having a par value of $.02 per share. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series."

     IN WITNESS WHEREOF, I have subscribed my name this 7th day of May, 1992.

                              /s/ Janet M. Dolan
                             -----------------------------
                              Janet M. Dolan
                              Vice President, General Counsel
                              and Secretary




                                        STATE OF MINNESOTA
                                        Department of State
                                                       Filed
                                               May 15, 1992
                                        Joan Anderson Growe

                               ARTICLES OF MERGER
                                     MERGING
                           CONTRACT APPLICATIONS, INC.
                                      INTO
                                 TENNANT COMPANY


     Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned, TENNANT COMPANY, a Minnesota corporation (hereinafter referred to as the "Surviving Corporation"), which is the owner of all of the outstanding capital stock of CONTRACT APPLICATIONS, INC., a Minnesota corporation (hereinafter referred to as the "Subsidiary Corporation"), hereby executes and files these Articles of Merger:

     FIRST: The Plan of Merger, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation at a duly held meeting on May 6, 1993, is attached hereto as Exhibit A.

     SECOND: The number of outstanding shares of each class and series of capital stock of the Subsidiary Corporation and the number of shares of each class and series owned by the Surviving Corporation are as follows:



                                                           Number of  Shares
                                                               Owned by
    Designation                       Number of
of Class and  Series             Outstanding Shares       Surviving Corporation
--------------------             ------------------       ---------------------
Common Stock, par
value $.01 per share                    100                      100


     THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Section 302A.621 of the Minnesota Business Corporation Act.

     FOURTH: The merger of the Subsidiary Corporation (CONTRACT APPLICATIONS, INC.) with and into the Surviving Corporation (TENNANT COMPANY) shall be effective upon the filing of these Articles of Merger with the Secretary of State of Minnesota.

                           Dated this 22nd day of June, 1993.

                                          TENNANT COMPANY


                                         By  /s/ Janet M. Dolan
                                            ---------------------------------
                                            JANET M. DOLAN, its Secretary

                                                                       Exhibit A

                                 TENNANT COMPANY

                             Resolutions Adopted by
                               Board of Directors
                                 on May 6, 1993
                                 --------------

          WHEREAS, Tennant Company (the "Company") owns all of the issued and outstanding capital stock of Contract Applications, Inc., a Minnesota corporation (the "Subsidiary"), consisting of 100 shares of Common Stock, par value .01 per share; and

          WHEREAS, the Company desires to effect the merger of the Subsidiary with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

          NOW THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act, in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger) and that the Company (Tennant Company) shall be the surviving corporation.


          RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of capital stock of the Subsidiary shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued in exchange therefor.

          RESOLVED FURTHER, that the merger shall be effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota in the manner required by law.

     RESOLVED FURTHER, that any officer of the Company be and hereby is authorized and directed to make and sign, for and on behalf of the Company, articles of merger setting forth the foregoing Plan of Merger and such other information as required by law, and to cause such articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.


          RESOLVED FURTHER, that the officers of the Company, and each of them, be and they hereby are authorized, for and on behalf of the Company, to take such other action as such officers, or any of them, shall deem necessary or appropriate to carry out the purpose of the foregoing resolutions.


                                                              STATE OF MINNESOTA
                                                             Department of State
                                                                           FILED
                                                                    JUN 30, 1993
                                                             Joan Anderson Growe

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 TENNANT COMPANY


          The undersigned, Bruce J. Borgerding, Secretary of Tennant Company, a Minnesota corporation (the "Company"), hereby certifies (i) that Article III of the Company's Restated Articles of Incorporation has been amended, effective at the close of business on April 26, 1995 (the "Effective Time"), to read in its entirety as follows:

                                 "ARTICLE III

               This Corporation is authorized to issue an aggregate of 31,000,000 shares, 30,000,000 of which shall be designated as Common Stock, having a par value of $0.375 per share, and 1,000,000 of which shall be designated as Preferred Stock, having a par value of $.02 per share. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series."

(ii) that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (iii) that such amendment was adopted pursuant to Section 302A.402, Subd. 3, of the Minnesota Statutes in connection with a two-for-one division of the Company's Common Stock; and (iv) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.

          The division giving rise to the amendment set forth above concerns a two-for-one division of the Common Stock of the Company. Such division is being effected as follows:

          (i) Effective at the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time will be split and divided into two shares of Common Stock of the Company, par value $0.375 per share, all of which shall be validly issued, fully paid and nonassessable;

          (ii) each stock certificate representing a share or shares of Common Stock of the Company immediately prior to the Effective Time shall continue to represent the same number of shares following the Effective Time; and

          (iii) a stock certificate or certificates representing one additional share of the authorized but previously unissued Common Stock of the Company, par value $0.375 per share, for each share of Common Stock of the Company outstanding immediately prior to the Effective Time shall be mailed or delivered on April 26, 1995, or as soon thereafter as practicable. The record date for determining the shareholders of record entitled to receive such stock certificate or certificates with respect to Common Stock outstanding as of the close of business on April 12, 1995, and remaining outstanding at the Effective Time, shall be the close of business on April 12, 1995, and remaining outstanding at the Effective Time, shall be the close of business on April 12, 1995. With respect to each share of Common Stock, if any, that is first issued and becomes outstanding after the close of business on April 12, 1995, but prior to the Effective Time and remains outstanding at the Effective Time, the stock certificate for the additional share resulting from the division of any such share of Common Stock shall be mailed or delivered to the first holder of record to whom such share of Common Stock was issued.

          The foregoing Articles of Amendment shall take effect at the Effective Time previously stated herein.

          IN WITNESS WHEREOF, I have subscribed my name this 30th day of March, 1995.


                                    /s/ Bruce J. Borgerding
                                    ------------------------------
                                        Bruce J. Borgerding



                                                             STATE OF MINNESOTA
                                                            Department of State
                                                                          Filed
                                                                   APR 05, 1995
                                                            Joan Anderson Growe